Exhibit 99.1

FOR IMMEDIATE RELEASE

Forrester Research Reports 2015 First-Quarter Financial Results

Cambridge, Mass., April 29, 2015 … Forrester Research, Inc. (Nasdaq: FORR) today announced its 2015 first-quarter financial results.

First-Quarter Financial Performance

Total revenues were $75.2 million for the first quarter of 2015, compared with $73.1 million for the first quarter of 2014. Research revenues increased 2%, and advisory services and events revenues increased 5%, compared with the first quarter of 2014.

On a GAAP basis, net loss was $0.2 million, or $(0.01) per diluted share, for the first quarter of 2015, compared with net loss of $0.1 million, resulting in no earnings per diluted share, for the same period in 2014.

On a pro forma basis, net income was $3.3 million, or $0.18 per diluted share, for the first quarter of 2015, which reflects a pro forma effective tax rate of 38%. Pro forma net income excludes stock-based compensation of $2.2 million, amortization of acquisition-related intangible assets of $0.2 million, and reorganization costs of $3.4 million. This compares with pro forma net income of $2.0 million, or $0.10 per diluted share, for the same period in 2014, which reflects a pro forma tax rate of 38%. Pro forma net income for the first quarter of 2014 excludes stock-based compensation of $1.9 million, amortization of acquisition-related intangible assets of $0.5 million, and reorganization costs of $0.8 million.

“Despite significant FX headwinds, Forrester met revenue and operating income targets and exceeded EPS guidance for the first quarter,” said George F. Colony, Forrester’s chairman and chief executive officer. “We are on pace against our stated plan to gradually improve growth and expand margin this year with the goal to go faster in 2016.”

Forrester is providing second-quarter 2015 financial guidance as follows:

Second-Quarter 2015 (GAAP):

•	Total revenues of approximately $83.5 million to $86.5 million.

•	Operating margin of approximately 8.0% to 10.0%.

•	Other income, net of zero.

•	An effective tax rate of 38%.

•	Diluted earnings per share of approximately $0.23 to $0.27.

Second-Quarter 2015 (Pro Forma):

Pro forma financial guidance for the second quarter of 2015 excludes stock-based compensation expense of $1.4 million to $1.6 million, reorganization costs of $0.3 million to $0.5 million, amortization of acquisition-related intangible assets of approximately $0.2 million, and any investment gains or losses.

•	Pro forma operating margin of approximately 10.5% to 12.5%.

•	Pro forma effective tax rate of 38%.

•	Pro forma diluted earnings per share of approximately $0.30 to $0.34.

Our full-year 2015 guidance is as follows:

Full-Year 2015 (GAAP):

•	Total revenues of approximately $325.0 million to $333.0 million.

•	Operating margin of approximately 5.5% to 6.5%.

•	Other income, net of zero.

•	An effective tax rate of 38%.

•	Diluted earnings per share of approximately $0.56 to $0.66.

Full-Year 2015 (Pro Forma):

Pro forma financial guidance for full-year 2015 excludes stock-based compensation expense of $9.0 million to $9.5 million, reorganization costs of $3.7 million to $3.9 million, amortization of acquisition-related intangible assets of approximately $1.0 million, and any investment gains or losses.

•	Pro forma operating margin of approximately 9.5% to 10.5%.

•	Pro forma effective tax rate of 38%.

•	Pro forma diluted earnings per share of approximately $1.05 to $1.13.

Quarterly Dividend

Forrester also announced today that its board of directors has approved a quarterly cash dividend of $0.17 per share, payable June 24, 2015, to shareholders of record on June 10, 2015.

About Forrester Research

Forrester Research is one of the most influential research and advisory firms in the world. We work with business and technology leaders to develop customer-obsessed strategies that drive growth. Forrester’s unique insights are grounded in annual surveys of more than 500,000 consumers and business leaders worldwide, rigorous and objective methodologies, and the shared wisdom of our most innovative clients. Through proprietary research, data, custom consulting, exclusive executive peer groups, and events, the Forrester experience is about a singular and powerful purpose: to challenge the thinking of our clients to help them lead change in their organizations. For more information, visit forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the second quarter of and full-year 2015, statements about the success of operational improvements, and statements about Forrester’s future financial performance and financial condition. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services, demand for advisory and consulting services, technology spending, Forrester’s ability to respond to business and economic conditions and market trends, Forrester’s ability to develop and offer new products and services, the risks and challenges inherent in international business activities, competition and industry consolidation, the ability to attract and retain professional staff, Forrester’s dependence on key personnel, Forrester’s ability to realize the anticipated benefits from recent internal reorganizations, the possibility of network disruptions and security breaches, Forrester’s ability to enforce and protect its intellectual property, and possible variations in Forrester’s quarterly operating results. Dividend declarations are at the discretion of Forrester’s board of directors, and plans for future dividends may be revised by the board at any time. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

The consolidated statements of income and the table of key financial data are attached.

Contact:

Michael Doyle

Chief Financial Officer

Forrester Research, Inc.

+1 617.613.6000

mdoyle@forrester.com

Jon Symons

Vice President, Corporate Communications

Forrester Research, Inc.

+ 1 617.613.6104

press@forrester.com

© 2015, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

Forrester Research, Inc.

Consolidated Statements of Income

(Unaudited, In thousands, except per share data)

	Three Months Ended March 31,
	2015	2014

Revenues:
Research services	$51,858	$50,793
Advisory services and events	23,329	22,278

Total revenues	75,187	73,071

Operating expenses:
Cost of services and fulfillment	30,761	29,480
Selling and marketing	29,631	29,883
General and administrative	9,758	9,527
Depreciation	2,107	2,773
Amortization of intangible assets	221	539
Reorganization costs	3,424	849

Total operating expenses	75,902	73,051

Income (loss) from operations	(715)	20

Other income (expense), net	282	(64)
Gains (losses) on investments, net	(19)	37

Loss before income taxes	(452)	(7)

Income tax provision (benefit)	(228)	59

Net loss	$(224)	$(66)

Diluted loss per common share	$(0.01)	$—

Diluted weighted average shares outstanding	18,058	19,613

Basic loss per common share	$(0.01)	$—

Basic weighted average shares outstanding	18,058	19,613

Pro forma data (1):

Income (loss) from operations	$(715)	$20
Amortization of intangible assets	221	539
Reorganization costs	3,424	849
Stock-based compensation included in the following expense categories:
Cost of services and fulfillment	1,237	1,073
Selling and marketing	334	338
General and administrative	615	536

Pro forma income from operations	5,116	3,355

Other income (expense), net	282	(64)

Pro forma income before income taxes	5,398	3,291

Pro forma income tax provision	2,051	1,251

Pro forma net income	$3,347	$2,040

Pro forma diluted income per share	$0.18	$0.10

Pro forma diluted weighted average shares outstanding	18,360	20,154

(1)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business, and are also used by Forrester in making compensation decisions. Our pro forma presentation excludes amortization of acquisition-related intangible assets, stock-based compensation, reorganization costs and net gains or losses from investments, as well as their related tax effects. The pro forma data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.

Forrester Research, Inc.

Key Financial Data

(Unaudited, dollars in thousands)

	March 31, 2015	December 31, 2014
Balance sheet data:
Cash, cash equivalents and marketable investments	$111,000	$104,535
Accounts receivable, net	$50,000	$67,429
Deferred revenue	$150,417	$144,568

	Three Months Ended March 31,
	2015	2014
Cash flow data:
Net cash provided by operating activities	$16,282	$33,004
Purchases of property and equipment	$(948)	$(680)
Repurchases of common stock	$(5,723)	$(29,712)
Dividends paid	$(3,069)	$(3,135)

	As of March 31,
	2015	2014
Metrics:
Agreement value	$232,900	$223,300
Client retention	79%	74%
Dollar retention	90%	87%
Enrichment	97%	97%
Number of clients	2,464	2,461

	As of March 31,
	2015	2014
Headcount:
Total headcount	1,305	1,304
Research and consulting staff	485	492
Sales staff	508	491